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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To BridgeStreet Accommodations, Inc.



     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) for BridgeStreet Accommodations, Inc. dated April 10, 1997, for Temporary Corporate Housing Columbus, Inc. dated February 28, 1997, for Corporate Lodgings, Inc. dated February 28, 1997, for Exclusive Interim Properties, Ltd. dated March 11, 1997, and for Home Again, Inc. dated March 21, 1997, included in or made part of this registration statement.



                                          /S/ ARTHUR ANDERSEN LLP



Boston, Massachusetts


August 27, 1997